                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              Current report pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 3, 2002

                             ----------------------

                     NORTH AMERICAN TECHNOLOGIES GROUP, INC.
               (Exact name of registrant as specified in charter)


    Delaware                      0-16217                   33-041789
 (State or other                (Commission               (IRS Employer
 jurisdiction of                File Number)            Identification No.)
 incorporation)


                   14315 West Hardy Road, Houston, Texas 77060
                    (Address of principal executive offices)


                                 (281) 847-0029

              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         The Company has announced in a press release that it has received an order from Union Pacific Railroad for its patented TieTek(TM) railroad ties. The Company valued the six-year order at more than $55 million. The press release is attached hereto as Exhibit 99.1

This press release may contain forward-looking statements involving risks and uncertainties. Statements in this press release that are not historical, including statements regarding management intentions, beliefs, expectations, representations, plans or predictions of the future are forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These risks include, but are not limited to, fluctuations in financial results, availability and customer acceptance of products and services, the impact of competitive products, services and pricing, and general market trends and conditions. For a discussion of other potential factors that could cause actual results to vary materially from expectations, reference is made to North American Technologies Group's respective annual and quarterly reports filed with the Securities and Exchange Commission.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                                        /s/ Henry W. Sullivan

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Dated: December 5, 2002                 Henry W. Sullivan, President and CEO